UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2023

Victoria's Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-40515			86-3167653
(Commission File Number)			(IRS Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of Principal Executive Offices)			(Zip Code)
(614) 577-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
The following information is being furnished pursuant to Item 7.01, “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On January 31, 2023, Victoria's Secret & Co. (the “Company”) issued a press release updating its fourth quarter 2022 sales, operating income and earnings guidance it provided on January 11, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 8.01. Other Events.
On January 31, 2023, the Company also announced that it plans to enter into an accelerated share repurchase agreement (“ASR”) with Goldman Sachs & Co. LLC to repurchase $125 million in the aggregate of the Company's outstanding shares of common stock, par value $0.01 per share. The repurchase transactions will begin in February 2023 and the final settlement of the ASR is expected to be completed in the second quarter of 2023. The planned ASR is a component of a broader share repurchase program announced on January 11, 2023 authorizing the repurchase of up to $250 million of the Company's common stock.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1    Press Release of Victoria's Secret & Co., dated January 31, 2023.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA'S SECRET & CO.

Date:	January 31, 2023	By:	/s/ Timothy Johnson
Timothy Johnson
Chief Financial and Administrative Officer